Exhibit 5.6

[LETTERHEAD OF REED SMITH LLP]

January 13, 2012

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Green Tree Consumer Discount Company, a Pennsylvania corporation (the “Co-Registrant”), in connection with the preparation and filing by Walter Investment Management Corp., a Maryland corporation (the “Company”) and certain of the Company’s subsidiaries which are co-registrants, including but not limited to the Co-Registrant, of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale in a primary offering or offerings from time to time, pursuant to Rule 415 under the Securities Act, of up to $1,500,000,000 aggregate gross proceeds of certain securities, including, among others, debt securities of the Company, in one or more series, which may be senior (the “Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”), which may be, as to the Company’s obligations thereunder, guaranteed by the Co-Registrant (the “Guarantees,” and together with the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Debt Securities”).

The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities and the Guarantees thereof will be issued in one or more series under a separate base indenture dated as of January 13, 2012, as supplemented or amended from time to time, among the Company, Wells Fargo Bank, National Association, as trustee, and, if guaranteed, the Co-Registrant and the other guarantors party thereto (the “Senior Indenture”). The Senior Subordinated Debt Securities, the Subordinated Debt Securities and the Guarantees thereof will be issued in one or more series under a separate base indenture dated as of January 13, 2012, as supplemented or amended from time to time, among the Company, Wells Fargo Bank, National Association, as trustee, and, if guaranteed, the Co-Registrant and the other guarantors party thereto (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture (collectively, the “Indentures”) are included as exhibits to the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Co-Registrant, as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Co-Registrant and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws and that the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended. We have assumed that the base indentures referred to above have been duly executed and delivered by the parties thereto. We also have assumed that any definitive purchase, underwriting or similar agreement with respect to any Debt Securities to which the Guarantees relate or with respect to any warrants to purchase any Debt Securities to which the Guarantees relate will have been duly authorized and validly executed and delivered by the Co-Registrant and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto (other than the Co-Registrant) had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by such parties by all requisite corporate, partnership, limited liability company or other action, and the due execution and delivery by such parties, of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Co-Registrant and others.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that , with respect to the Guarantees, when (i) the Co-Registrant has taken all necessary corporate action to approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) any applicable supplemental indenture with respect to the Guarantees has been duly executed and delivered by the parties thereto, and (iv) the Guarantees have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Guarantees, the Guarantees will be duly authorized, executed and delivered by the Co-Registrant.

The opinions expressed above are limited by and subject to the following qualifications:

(a) We express no opinion other than as to the laws of the Commonwealth of Pennsylvania.

(b) This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or are implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion may be relied on by Simpson Thacher & Bartlett LLP with respect to such firm’s legal opinion of even date herewith filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Reed Smith LLP

RKM/TMF

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